$15,000,000.00	Chicago Illinois September 20, 2006

REVOLVING NOTE

        FOR VALUE RECEIVED, the undersigned, German American Bancorp, Inc., an Indiana corporation, formerly known as German American Bancorp. ("Borrower"), hereby unconditionally promises to pay to the order of JPMorgan Chase Bank, N.A., a national banking association (“Lender”), at the office of Lender at 120 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may from time to time designate in writing, on the Revolving Loan Termination Date (as defined in the Loan Agreement), in lawful money of the United States of American and in immediately available funds, the principal sum of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made by Lender pursuant to subsection 3.1 of the Loan Agreement. This Note is referred to as the "Revolving Note" in and was executed and delivered pursuant to that certain Amended and Restated Loan Agreement, dated as of September 20, 2005, between Borrower and Lender, as amended by Amendment No. I to Amended and Restated Loan Agreement, dated as of September 20, 2006, between Borrower and Lender (collectively, as amended, modified or supplemented from time to time, the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

        Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 3.4 of, or as otherwise provided in, the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

        Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall apply such excess to the reduction of the unpaid principal amount hereof or if such excess exceeds the unpaid principal balance refund such excess interest to Borrower.

        Except as otherwise agreed in the Loan Agreement, payments received by Lender from Borrower on this Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof, subject to Lender’s rights to otherwise apply such payments as provided in the Loan Agreement.

        At any time a Default has occurred and is continuing or as otherwise provided in the Loan Agreement, this Note may, at the option of Lender, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon termination of the Loan Agreement.

        Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys’ fees and expenses.

        This Note evidences the renewal and extension of maturity of the indebtedness evidenced by that certain Revolving Note in the stated principal sum of $15,000,000.00 dated as of September 20, 2005, made by Borrower payable to the order of Lender.

        This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

        Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

German American Bancorp, Inc. By: /s/ Mark A. Schroeder Name: Mark A. Schroeder Title: President & CEO